For Immediate Release

Ferro Announces Restructuring Initiatives in European Manufacturing Operations

CLEVELAND, Ohio – February 18, 2010 – Ferro Corporation (NYSE: FOE) announced additional restructuring initiatives that are expected to further reduce costs of the Company’s European manufacturing operations. The initiatives include restructuring and cost-reduction activities funded through Ferro’s equity offering in November 2009 and the continuation of a multi-year restructuring effort that the Company announced in 2006.

As a result of the new initiatives, Ferro expects to discontinue manufacturing of dinnerware frit materials in Castanheira, Portugal. This action represents the final step in consolidation of high-volume frit production into the Company’s manufacturing site in Almazora, Spain. The Company also announced plans to consolidate plastics manufacturing from Portugal to its existing plastics production facility in Almazora, Spain. Because of the manufacturing consolidation, the number of selling, general and administrative positions in Portugal are expected to be reduced as well. In total, approximately 125 positions are expected to be eliminated when the initiatives are completed by August 2010. Ferro continues to manufacture certain metal oxides in Portugal that are not affected by this announcement.

“We continue to take actions that ensure that our high-volume manufacturing operations deliver value to our customers and shareholders, now and in the future,” said Ferro Chairman, President and CEO James F. Kirsch. “These new initiatives are expected to provide an additional reduction in our sales breakeven level as we restructure our global manufacturing assets to deliver a world-class cost structure.”

The Company expects to record charges of approximately $14 million in the six month period ended June 30, 2010, related to the costs of these restructuring actions. The charges include approximately $8 million in severance costs, $3.4 million in asset write-offs and $1.4 million in dismantling costs. The initiatives are expected to generate pre-tax cost and expense savings of approximately $5 million on an annual basis.

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global supplier of technology-based performance materials for manufacturers. Ferro materials enhance the performance of products in a variety of end markets, including electronics, solar energy, telecommunications, pharmaceuticals, building and renovation, appliances, automotive, household furnishings, and industrial products.

Headquartered in Cleveland, Ohio, the Company has approximately 5,400 employees globally and reported 2008 sales of $2.2 billion.

Cautionary Note on Forward-Looking Statements

Certain statements in this Ferro press release may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and often beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include the following:

•	Our products are sold into industries where demand is unpredictable, cyclical or heavily influenced by consumer spending, and such demand may be impacted by macro-economic circumstances and uncertainties in credit markets.

•	We are subject to a number of restrictive covenants in our credit facilities, and those covenants could affect our flexibility in funding strategic initiatives and lead to challenges in meeting our liquidity requirements, particularly if weak economic conditions continue for a prolonged period.

•	We depend on external financial resources and the economic environment and credit market could interrupt our access to capital markets, borrowings or financial transactions to hedge certain risks, which could adversely affect our financial condition.

•	We have initiated and intend to initiate several restructuring programs to improve our operating performance and achieve cost savings, but we may not be able to implement and/or administer these programs in the manner contemplated and these restructuring programs may not produce the desired results.

•	Interest rates on some of our borrowings are variable, and our borrowing costs could be affected adversely by interest rate increases.

•	Many of our assets are encumbered by liens that have been granted to lenders, and those liens affect our flexibility to dispose of property and businesses.

•	We have significant deferred tax assets, and our ability to utilize these assets will depend on our future performance.

•	Our ability to use our net operating loss carryforwards and other tax attributes may be subject to limitation due to significant changes in the ownership of our common stock.

•	We are subject to certain continued listing requirements with the NYSE, including share price, shareholders’ equity and market capitalization, and noncompliance with these NYSE rules could result in the delisting of our common stock from the NYSE.

•	We depend on reliable sources of energy and raw materials, including petroleum-based materials and other supplies, at a reasonable cost, but availability of such materials and supplies could be interrupted and/or the prices charged for them could escalate.

•	The markets in which we participate are highly competitive and subject to intense price competition.

•	We strive to improve operating margins through sales growth, price increases, productivity gains, improved purchasing techniques and restructuring activities, but we may not be successful in achieving the desired improvements.

•	The global scope of our operations exposes us to risks related to currency conversion rates and changing economic, social and political conditions around the world.

•	We have a growing presence in the Asia-Pacific region where it can be difficult for a U.S.-based company to compete lawfully with local competitors.

•	Regulatory authorities in the United States, European Union and elsewhere are taking a much more aggressive approach to regulating hazardous materials, and those regulations could affect our sales.

•	Our operations are subject to operating hazards and, as a result, to stringent environmental, health and safety regulations and compliance with those regulations could require us to make significant investments.

•	We are a defendant in several lawsuits that could have an adverse effect on our financial condition and/or financial performance unless they are successfully resolved.

•	Our businesses depend on a continuous stream of new products, and failure to introduce new products could affect our sales and profitability.

•	We are subject to stringent labor and employment laws in certain jurisdictions in which we operate, we are party to various collective bargaining arrangements, and our relationship with our employees could deteriorate, which could adversely impact our operations.

•	Employee benefit costs, especially post-retirement costs, constitute a significant element of our annual expenses, and funding these costs could adversely affect our financial condition.

•	We are exposed to intangible asset risk.

•	We have in the past identified material weaknesses in our internal controls, and the identification of any material weaknesses in the future could affect our ability to ensure timely and reliable financial reports.

•	We are exposed to risks associated with acts of God, terrorists and others, as well as fires, explosions, wars, riots, accidents, embargoes, natural disasters, strikes and other work stoppages, quarantines and other governmental actions and other events or circumstances that are beyond our control.

Additional information regarding these risk factors can be found in Exhibit 99.1 in the Company’s Current Report on Form 8-K filed on August 6, 2009 and other filings with the Securities & Exchange Commission.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

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INVESTOR CONTACT:
David Longfellow
Director, Investor Relations, Ferro Corporation
Phone: 216-875-7155
E-mail: longfellowd@ferro.com

MEDIA CONTACT:
Mary Abood
Director, Corporate Communications, Ferro Corporation
Phone: 216-875-6202
E-mail: aboodm@ferro.com